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Exhibit 25.1

        FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
]UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

FLEETWOOD ENTERPRISES, INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-1948322 (I.R.S. employer identification no.)
3125 Myers Street Riverside, California (Address of principal executive offices)	92503 (Zip code)

% Convertible Senior Subordinated Debentures due 2025
(Title of the indenture securities)

1.     General Information. Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.
Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429
  (b)
  Whether it is authorized to exercise corporate trust powers.

  Yes.

2.     Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

16.
List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

  2.
  A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

  3.
  A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

  4.
  A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

  6.
  The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

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SIGNATURE

        Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Los Angeles, and State of California, on the 20th day of July, 2005.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ MELONEE YOUNG
Name: MELONEE YOUNG Title: VICE PRESIDENT

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EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 S. Flower Street, 2nd Floor, Los Angeles, CA 90017

        At the close of business March 31, 2005, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	9,100
Interest-bearing balances	0
Securities:
Held-to-maturity securities	75
Available-for-sale securities	57,298
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	19,000
Securities purchased under agreements to resell	95,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	3,876
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Customers' liability to this bank on acceptances outstanding	0
Intangible assets:
Goodwill	240,005
Other Intangible Assets	17,839
Other assets	34,344

Total assets	$476,537

LIABILITIES
Deposits:
In domestic offices	7,502
Noninterest-bearing	7,502
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0

Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	58,000
Not applicable
Bank's liability on acceptances executed and outstanding	0
Subordinated notes and debentures	0
Other liabilities	51,452
Total liabilities	$116,954

Minority interest in consolidated subsidiaries	0
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus	294,125
Retained earnings	64,622
Accumulated other comprehensive income	(164)

Other equity capital components	0
Total equity capital	$359,583

Total liabilities, minority interest, and equity capital	$476,537

        I, Thomas J. Mastro, Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

  Thomas J. Mastro)                    Comptroller

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

  Richard G. Jackson)
  Nicholas C. English)                Directors
  Karen B. Shupenko)

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SIGNATURE
Consolidated Report of Condition of THE BANK OF NEW YORK TRUST COMPANY, N.A. of 700 S. Flower Street, 2nd Floor, Los Angeles, CA 90017